Exhibit 99.1

Investor / Media Contacts:

Scott M. Bier, Vice President, Chief Financial Officer

Sylvia J. Castle, Investor Relations

Aldila, Inc.             (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS FOURTH QUARTER AND YEAR END 2008

FINANCIAL RESULTS

POWAY, CA, March 12, 2009 — Aldila, Inc. (NASDAQ:GM:ALDA) reported net sales of $11.5 million for the fourth quarter ended December 31, 2008 as compared to $17.7 million in the same quarter of 2007.  The Company reported a net loss of $1.3 million ($0.26 loss per share) for the fourth quarter of 2008 compared to net income of $10.9 million ($2.09 earnings per share - fully diluted) in the same quarter of 2007.  In the 2007 fourth quarter the Company realized a pretax gain of $16.3 million from the sale of its 50% interest in Carbon Fiber Technology LLC (“CFT”).  Excluding this gain the Company’s net income for the fourth quarter 2007 would have been approximately $771,000 ($0.15 earnings per share — fully diluted).

For the year ended December 31, 2008, net sales were $53.6 million as compared to $69.1 million for the year ended December 31, 2007.  The Company had a net loss of $2.5 million ($0.48 loss per share) for 2008 as compared to net income of $16.0 million ($2.91 earnings per share - fully diluted) in 2007.  In the 2007 fiscal year the Company benefited from a pretax gain of $16.3 million from the sale of CFT.  Excluding this gain the Company’s net income for 2007 would have been $5.7 million ($1.04 earnings per share — fully diluted).

“Our fourth quarter of 2008 showed continued weakness and reflected the slow retail environment widely reported across all market sectors, with 2008 proving to be one of the weakest years in equipment sales on record.  We expect the first half of 2009 to be particularly challenging until some level of consumer confidence is restored and our customers revert back to normal ordering patterns.  While we are not pleased with our results in 2008, we believe we have the Company positioned to be successful when the economic conditions improve,” said Mr. Peter R. Mathewson, Chairman of the Board & CEO.

“With the high level of uncertainty caused by the deteriorating economic conditions, the Company has taken steps to reduce cost in 2009, including a general salary freeze, cutbacks in personnel at our Mexico facility, reduction in advertising and marketing spending, reduced travel and other cuts in selling, general and administrative expense,” said Mr. Mathewson.

“While market conditions are unfavorable, we have aggressively pursued market share gains as we believe this is critical in the current environment.  We have been successful in landing some key programs with two major club companies to whom we have not had significant sales in the recent past.  With the addition of these new accounts, we now have a strong position in all but one of the top ten club companies in the U.S.  We believe this will help reduce the effect of the uncertain first half of the year.  With the addition of these new programs we believe that our market share should increase in 2009 and 2010.  The bulk of the programs are scheduled to begin in the second half of 2009 and continue through 2010,” Mr. Mathewson said.

“The Company enjoyed one of the best years ever on Tour in 2008.  Players using Aldila shafts won 13 events on the PGA Tour, 13 events on the Nationwide Tour, 15 events on the Champions Tour and 20 events on the LPGA Tour.  In addition, Aldila was the most popular wood shaft and hybrid shaft at every FedEx Cup Playoff event capping off the 2008 Tour season.  Our VooDoo® shaft was also the most popular driver shaft at the Ryder Cup.  The 2009 Tour season is underway and Aldila’s success with the best players in the world continues.  Through the first 9 events on the PGA Tour, players using Aldila shafts have won 4 times, including 3 wins with our VooDoo® shaft.  The Mercedes Championship, a limited field event exclusively for the champions from the 2008 season, and the WGC-Accenture Consulting Championship, a match play event for the top ranked players in the world, were both won by players using our VooDoo® shaft.  The continuing growth of the VooDoo® shaft on Tour has driven Aldila to be the leading wood shaft manufacturer at the majority of the events on Tour and the leading hybrid shaft manufacturer at every event through the end of February,” said Mr. Mathewson.

“Our Vietnam factory steadily improved its capability throughout 2008 and successfully ran significant quantities of shafts in the November - December time frame, surpassing the output from Mexico for the first time.  We believe we will be able to continue to shift production from our Mexico factory to our Asian factories to reduce costs,” Mr. Mathewson said.

“The decline in our Composite Materials sales continued in the fourth quarter of 2008 producing a full year reduction of 25% versus 2007 results.  A 10% decline in sales in our first quarter of 2008 as compared to 2007, accelerated to a 38% decline in both the third and fourth quarter of 2008 as compared to the respective quarters in 2007.  This acceleration in decline was mainly attributed to the world recession, as consumers reined in their purchases of the recreational products where the bulk of our customer base is concentrated.  Our goal for 2009 is to diversify our customer base in non-recreational markets, while continuing to service our present customer base.  When the general economic climate improves and consumers become more confident in the economy, our sales to our current customer base should improve,” said Mr. Mathewson.

Aldila will host a conference call at 5:00 PM Eastern time, on Thursday, March 12, 2009, with Peter R. Mathewson, Chairman and CEO and Scott M. Bier, Vice President, Chief Financial Officer, to review Aldila’s 2008 fourth quarter and year end financial results.  For telephone access to the conference call dial 1-877-723-9521 or 1-719-325-4807 for international calls and request connection to the Aldila conference call, Participant Passcode: 7524071.  A live web cast of the conference call can be accessed on the Aldila web site at http://www.aldila.com.  An archive of the web cast will be available through our web site for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2007, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are subject to numerous risks, including, but not limited to the following:

•                  discretionary consumer spending will continue to be impacted by the global recession;

•                  our product offerings, including the NV®, VS Proto™, DVS®, VooDoo® shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or customers;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  demand for composite materials by our principal customers will not improve or continue to decline;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  the Company will not be able to acquire adequate supplies of carbon fiber at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,157	$29,529
Accounts receivable	6,407	8,684
Income taxes receivable	2,272	—
Inventories	11,583	13,861
Deferred tax assets	809	1,521
Prepaid expenses and other current assets	484	578
Total current assets	27,712	54,173

PROPERTY, PLANT AND EQUIPMENT	12,789	13,308

DEFERRED TAXES	1,187	750

OTHER NON-CURRENT ASSETS	244	257

TOTAL ASSETS	$41,932	$68,488

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,420	$4,758
Income taxes payable	—	4,266
Accrued expenses	2,307	2,564
Short term debt	5,000	—
Other current liability	117	137
Total current liabilities	10,844	11,725

LONG-TERM LIABILITIES:
Deferred rent	153	170
Long term debt	3,167	—
Other long-term liabilities	1,508	827
Total liabilities	15,672	12,722

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,174,183 shares as of December 31, 2008 and 5,154,235 shares as of December 31, 2007	52	51
Additional paid-in capital	44,121	43,702
(Accumulated deficit) retained earnings	(17,913)	12,013
Total stockholders’ equity	26,260	55,766

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,932	$68,488

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

NET SALES	$11,535	$17,668	$53,606	$69,146
COST OF SALES	10,214	14,230	44,040	49,181
Gross profit	1,321	3,438	9,566	19,965

SELLING, GENERAL AND ADMINISTRATIVE	2,907	2,519	13,173	12,256
Operating (loss) income	(1,586)	919	(3,607)	7,709

OTHER INCOME (EXPENSE):
Interest income	19	194	308	910
Interest expense	(83)	—	(284)	—
Gain on sale of joint venture	—	16,334	—	16,334
Other, net	42	(26)	179	(22)
Equity in earnings of joint venture	—	155	—	435

(LOSS) INCOME BEFORE INCOME TAXES	(1,608)	17,576	(3,404)	25,366
(BENEFIT) PROVISION FOR INCOME TAXES	(264)	6,666	(901)	9,413

NET (LOSS) INCOME	$(1,344)	$10,910	$(2,503)	$15,953

NET (LOSS) INCOME PER COMMON SHARE	$(0.26)	$2.11	$(0.48)	$2.94

NET (LOSS) INCOME PER COMMON SHARE, ASSUMING DILUTION	$(0.26)	$2.09	$(0.48)	$2.91

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,174	5,171	5,162	5,433

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,174	5,227	5,162	5,485

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended
	December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,503)	$15,953
Depreciation and amortization	1,866	1,587
Stock-based compensation	302	323
Loss on disposal of fixed assets	9	106
Undistributed income of joint venture, net	—	(382)
Gain on sale of joint venture	—	(16,334)
Changes in working capital items, net	(2,570)	9,259
Net cash (used for) provided by operating activities	(2,896)	10,512

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,357)	(6,253)
Proceeds from sales of property, plant and equipment	19	67
Purchases of marketable securities	—	(14,200)
Proceeds from sales of marketable securities	—	25,500
Distribution from joint venture	—	286
Proceeds from sale of joint venture	—	19,521
Net cash (used for) provided by investing activities	(1,338)	24,921

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings against term loan	5,000	—
Payments for term loan	(833)	—
Borrowings against line of credit	9,500	—
Payments for line of credit	(5,500)	—
Repurchases of common stock	—	(6,735)
Benefit from exercise of stock options	—	73
Proceeds from issuance of common stock	18	134
Dividend payments	(27,323)	(3,258)
Net cash used for financing activities	(19,138)	(9,786)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(23,372)	25,647

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	29,529	3,882

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,157	$29,529